Exhibit 10(a)17

EIGHTH AMENDMENT
TO THE
SOUTHERN COMPANY
EMPLOYEE SAVINGS PLAN

WHEREAS, Southern Company Services, Inc. adopted the latest amendment and restatement of The Southern Company Employee Savings Plan (“Plan”), effective as of January 1, 2018;
WHEREAS, pursuant to Section 15.1 of the Plan, the Southern Company Employee Savings Plan Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualified status of the Plan; and
WHEREAS, the Administrative Committee, in its settlor capacity, desires to amend the Plan to (i) provide for cessation of participation for employees of Central Valley Gas Storage, L.L.C. who are no longer Employees due to the divestiture that occurred on September 22, 2023, and provide for full vesting for the Accounts of such employees; (ii) increase the mandatory distribution limit for small Account balances from $5,000 to $7,000, as permitted under the SECURE 2.0 Act of 2022; and (iii) provide for Qualified Birth or Adoption Distributions, as permitted under the Setting Every Community Up for Retirement Enhancement Act of 2019 (the “SECURE Act”).
NOW, THEREFORE, pursuant to resolutions adopted on July 30, 2021; November 16, 2022; and October 23, 2023, the Administrative Committee hereby amends the Plan as follows, effective as specified below:
1.
Effective as of September 22, 2023, Section 3.7 of the Plan is hereby amended by adding the following to the end thereof:
(j)    Central Valley Gas Storage, L.L.C.
(1)    Cessation of Participation. Effective as of September 22, 2023, (i) Central Valley Gas Storage, L.L.C. and its direct and indirect subsidiaries will cease to be affiliated companies of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Central Valley Gas Storage, L.L.C. will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of September 22, 2023, Participants who cease to be Employees due to the sale of Central Valley Gas Storage, L.L.C. will be deemed to be fully vested in their Accounts for all purposes hereunder.

2.
Effective as of January 1, 2024, Sections 12.1(b), 12.2, 12.3, 12.8(b), and 12.9 of the Plan are hereby amended by replacing “$5,000” with “$7,000” in each place such dollar amount appears.
3.
Effective as of August 1, 2021, Article XII of the Plan is hereby amended by adding the following to the end thereof:
12.14    Qualified Birth or Adoption Distributions.
(a)    Eligible Adoptee. For purposes of this section, an “Eligible Adoptee” means any individual (other than a child of the Participant’s spouse) who (1) has not attained age 18 or (2) is physically or mentally incapable of self-support. For purposes of this Section 12.14(a), an individual shall be considered “physically or mentally incapable of self-support” if such person is disabled within the meaning of Code Section 72(m)(7).
(b)    Eligibility. Effective as of August 1, 2021, notwithstanding any other Plan provisions restricting withdrawals prior to severance from employment, a Participant may take a distribution of up to $5,000 from his vested Account balance during the one-year period beginning on the date on which the child of the Participant is born or the legal adoption by the Participant of an Eligible Adoptee is finalized (a “Qualified Birth or Adoption Distribution”). This $5,000 limit shall be reduced by any Qualified Birth or Adoption Distributions previously received by the Participant with respect to the same child or Eligible Adoptee under this Plan or any other similar distribution under any other plan maintained by the Company or any Affiliated Employer. For the avoidance of doubt, (1) if each parent of the child or Eligible Adoptee is a Participant in the Plan, each parent may receive a Qualified Birth or Adoption Distribution with respect to such child or Eligible Adoptee, and (2) each Participant is entitled to receive Qualified Birth or Adoption Distributions with respect to the birth of more than one child or the adoption of more than one Eligible Adoptee. For purposes of Code Sections 401(a)(31), 402(f), and 3405, a Qualified Birth or Adoption Distribution shall not be treated as an eligible rollover distribution. In order to be eligible to receive a Qualified Birth or Adoption Distribution under this Section 12.14(b), the Participant must certify that he or she is eligible for such Qualified Birth or Adoption Distribution in accordance with the Setting Every Community Up for Retirement Enhancement Act of 2019 (“SECURE Act”), in a form that is satisfactory to the Administrative Committee or its delegate.
(c)    Rollover. A Participant who receives a Qualified Birth or Adoption Distribution from the Plan may, while eligible to make Rollover Contributions under the Plan, make one or more contributions in an aggregate amount not to exceed the amount of such Qualified Birth or Adoption Distribution to this Plan as though such contribution were a Rollover Contribution, subject to and in accordance with any timing restrictions or other requirements under applicable Treasury Department guidance.

(d)    Reliance. In determining whether a Participant is eligible for a Qualified Birth or Adoption Distribution, the Administrative Committee may rely on the Participant’s certification pursuant to Section 12.14(b) that the Participant is eligible for such Qualified Birth or Adoption Distribution in accordance with the SECURE Act, unless the Administrative Committee has actual knowledge that is contrary to the representation.
4.
Except as amended by this Eighth Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Eighth Amendment to The Southern Company Employee Savings Plan, as amended and restated as of January 1, 2018, this 13th day of December, 2023.

                    EMPLOYEE SAVINGS PLAN COMMITTEE

                    By:     /s/James M. Garvie

                    Name: James M. Garvie

                    Its: Chairperson
3